As filed with the Securities and Exchange Commission on May 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARVINAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2566120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

2018 Stock Incentive Plan

2018 Employee Stock Purchase Plan

(Full Title of the Plan)

John Houston, Ph.D.

President and Chief Executive Officer

Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(Name and Address of Agent for Service)

(203) 535-1456

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,616,887 shares(2)	$19.82(3)	$32,046,701(3)	$3,884.07

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,293,510 additional shares issuable under the 2018 Stock Incentive Plan and (ii) 323,377 additional shares issuable under the 2018 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 7, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2018 Stock Incentive Plan and the 2018 Employee Stock Purchase Plan of Arvinas, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-227555, filed with the Securities and Exchange Commission on September 27, 2018 by the Registrant, relating to the Registrant’s Incentive Share Plan, as amended, 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, except for Item 8, Exhibits.

Item 8.	Exhibits

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche, LLP, independent registered public accounting firm for the Registrant

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2018 Stock Incentive Plan

99.2(4)	2018 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission on October 1, 2018 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission on October 1, 2018 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(3)

Previously filed with the Securities and Exchange Commission on September 14, 2018 as Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112), and incorporated herein by reference.

(4)

Previously filed with the Securities and Exchange Commission on September 14, 2018 as Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112), and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 10th day of May, 2019.

ARVINAS, INC.

By:	/s/ John Houston, Ph.D.
John Houston, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Arvinas, Inc., hereby severally constitute and appoint John Houston, Ph.D., Sean Cassidy and Matthew Batters, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Arvinas, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Houston, Ph.D. John Houston, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	May 10, 2019

/s/ Sean Cassidy Sean Cassidy	Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 10, 2019

/s/ Timothy Shannon, M.D. Timothy Shannon, M.D.	Chairman of the Board of Directors	May 10, 2019

/s/ Edward Kennedy, Jr. Edward Kennedy, Jr.	Director	May 10, 2019

/s/ Jakob Loven, Ph.D. Jakob Loven, Ph.D.	Director	May 10, 2019

/s/ Bradley Margus Bradley Margus	Director	May 10, 2019

/s/ Briggs Morrison, M.D. Briggs Morrison, M.D.	Director	May 10, 2019

/s/ Kush Parmar, M.D., Ph.D. Kush Parmar, M.D., Ph.D.	Director	May 10, 2019

/s/ Liam Ratcliffe, M.D., Ph.D. Liam Ratcliffe, M.D., Ph.D.	Director	May 10, 2019